Exhibit 99.1

News Release

Release Date:	Friday, October 26, 2012

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports 2012 Third Quarter Operating Results (unaudited)

Oneida, NY, October 26, 2012 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced third quarter operating results. Net income for the three months ended September 30, 2012 was $65,000, or $0.01 diluted earnings per share, compared to $956,000, or $0.14 diluted earnings per share, for the three months ended September 30, 2011. The decrease in net income during the respective third quarter periods is primarily the result of an impairment of an asset associated with our insurance operations, a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense partially offset by an increase in net investment gains, an increase in non-interest income, a reduction in the decreased fair value of equity investments and a decrease in income tax provision.

Net income for the nine months ended September 30, 2012 was $4.0 million or $0.58 diluted earnings per share, as compared with $4.1 million or $0.58 diluted earnings per share for the same period in 2011. Net income from operations for the nine months ended September 30, 2012, excluding non-cash gains and losses, as referenced in the table below, was $5.0 million or $0.73 basic earnings per share. This compares to net income from operations for the nine months ended September 30, 2011 of $4.2 million or $0.60 basic earnings per share. The increase of 18.0% in operating earnings during the nine month period of 2012 as compared with the same period last year was primarily the result of an increase in non-interest income, a decrease in provision for loan losses and an increase in gains from the sale of investments partially offset by a decrease in net interest income, an increase in non-interest expense and an increase in the provision for income taxes on a non-GAAP presentation basis.

Key Balance Sheet Changes at September 30, 2012

•	The Bank is well capitalized at September 30, 2012 with a Tier 1 leverage ratio of 10.20% and a total risk-based capital ratio of 16.80%. The Company’s average equity ratio as a percent of average assets was 13.56% at September 30, 2012 compared to 13.87% at September 30, 2011.
•	Deposit accounts totaled $570.0 million at September 30, 2012, an increase of $19.4 million from December 31, 2011. Total deposits also increased $13.4 million from September 30, 2011, representing an increase of $17.7 million in retail deposits partially offset by a decrease of $4.3 million in municipal deposits over the past twelve months.

•	Net loans receivable totaled $301.1 million at September 30, 2012 compared to $286.6 million at December 31, 2011 and $288.9 million at September 30, 2011. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $30.2 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume with terms exceeding 15 years, during the trailing twelve months ended September 30, 2012.
•	Investment and mortgage-backed securities totaled $252.8 million at September 30, 2012, an increase of $12.0 million from December 31, 2011, and a decrease of $2.5 million from September 30, 2011.
•	Borrowings outstanding were $6.0 million at September 30, 2012 a decrease of $5.0 million from September 30, 2011 as the Bank continues to pay down borrowings as they reach contractual maturity.
•	Total equity at September 30, 2012 was $90.5 million, an increase of $2.5 million from December 31, 2011 and an increase of $1.3 million from September 30, 2011. The change in total equity is the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the completion of the Company’s stock repurchase program whereby 352,677 shares of common stock were reacquired and the declaration of cash dividends during the trailing twelve month period.

Key Operating Items for Third Quarter 2012 include:

•	Net interest income was $4.9 million for the three months ended September 30, 2012 compared to $5.0 million for the three months ended September 30, 2011. Net interest margin was 3.41% for the third quarter of 2012 compared to 3.54% for the third quarter of 2011.
•	Non-interest income was $6.1 million for the three months ended September 30, 2012 compared to $5.7 million for the three months ended September 30, 2011. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $506,000 to $4.8 million in the third quarter of 2012 compared to $4.3 million in the comparable 2011 period.
•	Non-cash decrease in the fair value recognized on trading (equity) securities was $147,000 for the three months ended September 30, 2012 compared to a non-cash decrease of $665,000 for the three months ended September 30, 2011. There were no investment impairment charges recorded in the third quarter 2012 compared with $72,000 in non-cash charges on certain investment securities recorded in the third quarter of 2011.
•	In the third quarter of 2012 the Company recognized a loss on an asset associated with its insurance subsidiary of $1.9 million. The Company contributed surplus notes to an insurance company specializing in professional liability for long-term care facilities. Due to recent underwriting losses the value of the Company’s asset in this venture is deemed fully impaired.
•	Noninterest expense increased to $9.0 million for the three months ended September 30, 2012 compared to $8.8 million for the comparable period in 2011. This increase was primarily the result of an increase in salaries and employee benefits.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. continues to report strong operating earnings and has maintained consistent net interest margins despite historically low interest rates.” Kallet continued, “Although the Company recorded an impairment charge on an asset associated with our insurance activities, net income through nine months of 2012 is down just 2.4%.” Kallet stated, “Revenue growth of 9.8% from our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., continue to position Oneida Financial Corp. as a diversified banking and financial services company.” Kallet concluded, “The result is a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”

Net Interest Income and Margin

Third quarter 2012 compared with third quarter 2011

Net interest income was $4.9 million for the third quarter of 2012, a decrease of $150,000 from the third quarter of 2011. The net interest margin was 3.41% for the third quarter of 2012, compared to 3.54% for the third quarter of 2011. The decrease in net interest margin is primarily the result of a decrease in the yield on interest-earning assets of 25 basis points to 3.96% partially offset by a decrease in the cost of interest-bearing liabilities of 14 basis points to 0.63%. Average interest-bearing assets and liabilities both increased $4.8 million. The average cost of interest-bearing deposits decreased 13 basis points to 0.55% for the third quarter of 2012 as compared to the third quarter of 2011.

Third quarter 2012 compared with linked quarter ended June 30, 2012

Net interest income for the quarter ended September 30, 2012 decreased $31,000 from the quarter ended June 30, 2012. The decrease in net interest income reflects a decreased level of average interest earning assets partially offset by a 9 basis point increase in net interest margin from 3.32% for the quarter ended June 30, 2012. The yield on interest-earning assets also increased 9 basis points from 3.87% for the quarter ended June 30, 2012 while the cost of interest-bearing liabilities decreased 1 basis point from 0.64% during the second quarter of 2012 to 0.63% during the third quarter of 2012.

Year-to-date comparison 2012 to 2011

On a fiscal year-to-date basis, net interest income decreased $217,000 for the nine month period ended September 30, 2012, as compared to the same period in 2011. The decrease in net interest income is the result of a decrease in net interest margin of 5 basis points to 3.37% for nine months ended September 30, 2012 from 3.42% for the same period in 2011 while maintaining a consistent level of net interest-earning assets.

Provision for loan losses

Third quarter 2012 compared with third quarter 2011

During the third quarter of 2012, the Company made a provision for loan losses of $180,000 as compared with a $50,000 provision for loan losses during the third quarter of 2011. Net charge-offs during the current quarter were $45,000 are compared with net charge-offs of $19,000 in the same period last year. The increased provision for loan losses made in the third quarter of 2012 is primarily the result of an increase in net loans receivable as compared with the third quarter of 2011. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. Net loan charge-offs as a percentage of average loans were 0.02% for the third quarter of 2012 compared with 0.01% for the same period in 2011. Non-performing loans as a percentage of total loans at September 30, 2012 was 0.25% at September 30, 2012 as compared with 0.59% at September 30, 2011. The ratio of the loan loss allowance to loans receivable was 0.88% at September 30, 2012 compared to 1.08% at September 30, 2011. The decrease in the allowance ratio during the current quarter is primarily the result of the charge-off during the second quarter of 2012 of a specifically reserved impaired commercial real estate loan relationship with a principal balance of $836,000.

Third quarter 2012 compared with linked quarter ended June 30, 2012

The provision for loan losses of $180,000 during the third quarter of 2012 increased $30,000 as compared with the provision for loan losses incurred in the linked prior quarter. The increased provision for loan losses made in the third quarter of 2012 is primarily the result of an increase in net loans receivable as compared with the second quarter of 2012. Non-performing loans to total loans were 0.25% at September 30, 2012 as compared with 0.24% at June 30, 2012. The ratio of the loan loss allowance to loans receivable was 0.88% at September 30, 2012 compared to 0.85% at June 30, 2012.

Year-to-date comparison 2012 to 2011

Provision for loan losses totaled $480,000 for the nine months ended September 30, 2012 as compared with $1.0 million in the same period of 2011.

Non-interest Income

Third quarter 2012 compared with third quarter 2011

Non-interest income totaled $6.1 million for the third quarter of 2012, an increase of $469,000 from $5.7 million in the third quarter of 2011. The increase was primarily due to an increase of $506,000 or 11.9% in commissions and fees on the sales of non-bank products through the Bank’s insurance and financial service subsidiaries. The increase in non-interest income was partially offset by a decrease of $34,000 of other revenue from operations to $723,000 for the third quarter of 2012 from $757,000 for the same period in 2011.

Third quarter 2012 compared with linked quarter ended June 30, 2012

Non-interest income decreased $401,000 from $6.5 million on a linked-quarter basis, reflecting a decrease in commissions and fees on the sales of non-bank products of $655,000 partially offset by an increase in loan sale and servicing income in the third quarter of 2012 of $152,000 in the current quarter as compared with the linked prior quarter. The increase in loan sale and servicing income is the result of an increase in loan originations.

Year-to-date comparison 2012 to 2011

Non-interest income totaled $19.5 million for the nine months ended September 30, 2012 as compared with $18.0 million in the same period of 2011, an increase of 8.3%. For the nine months ended September 30, 2012 commissions and fees on the sales of non-bank products increased $1.4 million from the same period in 2011. Loan sale and servicing income increased $227,000 in the nine months ended September 30, 2012 as compared with same period in 2011. The Bank sells substantially all of its fixed-rate residential mortgage loan originations with maturities exceeding 15 years on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has increased in the current year as compared with the 2011 period.

Net Investment Gains (Losses)

Third quarter 2012 compared with third quarter 2011

Net investment gains of $265,000 were recorded in the third quarter of 2012 compared with net investment gains of $180,000 in the third quarter of 2011. During the third quarter of 2012 eight trust preferred securities were reviewed for other-than-temporary impairment with the result yielding no impairment in trust preferred securities as compared with a non-cash impairment charge of $57,000 in the third quarter of 2011. The trust preferred securities owned by the Bank are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. The Bank also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment resulting in no impairment charge recorded in the current period compared with a non-cash impairment charge of $15,000 in the third quarter of 2011. During the third quarter of 2012 the Company realized $265,000 of investment gains, this compares to gains realized upon the sale of certain investment and mortgage-backed securities of $252,000 partially offset by the impairment charges previously discussed during the three months ended September 30, 2011.

Third quarter 2012 compared with linked quarter ended June 30, 2012

During the linked quarter ended June 30, 2012, the Company realized net investment gains of $60,000 as compared with $265,000 in realized investment gains in the three months ended September 30, 2012. The Company has not recorded any other-than-temporary investment impairment charges during 2012.

Year-to-date comparison 2012 to 2011

For the nine months ended September 30, 2012 the Company has recorded net investment gains of $422,000 as compared with net investment losses of $28,000 during the nine months ended September 30, 2011. The losses recorded in the 2011 period are the result of $358,000 in non-cash other-than-temporary investment impairment charges recorded partially offset by net gains realized on the sale of mortgage-backed and investment securities.

Change in the Fair Value of Investments

Third quarter 2012 compared with third quarter 2011

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended September 30, 2012, the market value of the Company’s trading securities decreased $147,000 as compared with a decrease of $665,000 in the third quarter of 2011.

Third quarter 2012 compared with linked quarter ended June 30, 2012

During the linked quarter ended June 30, 2012, the Company recorded a non-cash adjustment of $241,000 reflecting an increase in market value of the Company’s trading securities at the end of the second quarter of 2012.

Year-to-date comparison 2012 to 2011

For the nine month period ended September 30, 2012 a positive net fair value adjustment of $531,000 reflects the increase in market value of the Bank’s trading securities at September 30, 2012 from the most recent year end. This compares with a net increase in the fair value for the same 2011 period of $158,000.

Impairment of Other Asset

During the three months ended September 30, 2012 the Company recorded a non-cash impairment charge of $1.9 million related to an asset held by the Bank supporting sales activities in its insurance agency subsidiary. Between 2004 and 2011 the Company contributed surplus notes to an insurance company specializing in professional liability for long-term care facilities. Surplus support of this insurance company developed a specialty insurance sales line for our Company that has generated $3.9 million in commission revenue from 2004 to date. Due to recent underwriting losses of this insurance company the value of our Company’s asset in this venture is deemed fully impaired. The Company’s insurance agency subsidiary represents numerous alternative insurance outlets and expects to maintain the commission revenue it has developed in this specialty insurance sales line.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results and Operating Results/Non-GAAP
(including non-cash gains and losses recognized under the fair value option)
(All amounts in thousands except net income per basic share)

	Three Months	Three Months
	Ending	Ending
	Sept 30,	Sept 30,
	2012	2011
Net Income attributable to Oneida
Financial Corp.	$65	$956
Less:
Investment impairment losses	—	72
Change in fair value of investments	147	665
Impairment of other asset	1,886	—
Income tax effect	(360)	(213)
Operating results attributable to
Oneida Financial Corp.	$1,738	$1,480
Reported net income per
diluted share	$0.01	$0.14
Operating net income per
diluted share	$0.26	$0.21

	Nine Months	Nine Months
	Ending	Ending
	Sept 30,	Sept 30,
	2012	2011
Net Income attributable to Oneida
Financial Corp.	$3,965	$4,065
Less:
Investment impairment losses	—	358
Change in fair value of investments	(531)	(158)
Impairment of other asset	1,886	—
Income tax effect	(350)	(52)
Operating results attributable to
Oneida Financial Corp.	$4,970	$4,213
Reported net income per
diluted share	$0.58	$0.58
Operating net income per
diluted share	$0.73	$0.60

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

Third quarter 2012 compared with third quarter 2011

Non-interest expense was $9.0 million for the three months ended September 30, 2012 as compared with $8.8 million during the third quarter of 2011. The increase in noninterest expense was primarily due to an increase in compensation and employee benefits associated with the increase in sales of insurance and other non-banking products through our subsidiaries.

Third quarter 2012 compared with linked quarter ended June 30, 2012

Non-interest expense decreased $36,000 in the third quarter of 2012 as compared with the linked prior quarter. The decrease in non-interest expense was primarily due to a decrease in compensation and employee benefit expenses associated with a decrease in revenue from our insurance and other non-banking subsidiaries.

Year-to-date comparison 2012 to 2011

Non-interest expense totaled $27.4 million for the nine months ended September 30, 2012 as compared with $26.5 million in the same period of 2011. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit and other selling expenses.

Income Taxes

The Company’s effective tax rate was 17.7% for the third quarter of 2012 as compared with an effective tax rate of 28.9% for the third quarter of 2011. For the linked quarter ended June 30, 2012, the Company’s effective tax rate was 26.2%. The lower effective tax rate for the quarter ended September 30, 2012 was due to the impairment charge on other asset recorded, changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year. For the prior year ended December 31, 2011 the Company’s effective tax rate was 25.4%.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended September 30, 2012 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in thousands except per share data)	2012	2012	2012	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$676,574	$676,274	$699,774	$663,713	$678,326
Cash and cash equivalents	31,689	16,336	51,223	40,572	41,824
Loans receivable, net	301,075	293,905	286,067	286,604	288,884
Mortgage-backed securities	107,526	115,630	102,745	92,755	108,180
Investment securities	145,270	156,140	165,209	148,049	147,070
Trading securities	7,541	7,687	7,446	7,010	6,970
Goodwill and other intangibles	24,691	24,774	24,857	24,947	25,043
Interest bearing deposits	491,318	487,367	511,982	481,505	486,076
Non-interest bearing deposits	78,680	73,274	76,466	69,119	70,518
Borrowings	6,000	14,000	11,000	11,000	11,000
Total equity	90,516	90,417	88,911	87,961	89,171

Book value per share
(end of period)	$13.40	$13.41	$13.00	$12.87	$12.81
Tangible value per share
(end of period)	$9.74	$9.74	$9.37	$9.22	$9.27

	Quarter Ended		Year to Date
Selected Operating Data:	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(in thousands except per share data)	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,769	$3,939	$11,337	$11,722
Interest and dividends
on investments	1,903	2,043	5,753	6,279
Interest on fed funds	2	3	15	17
Total interest income	5,674	5,985	17,105	18,018
Interest expense:
Interest on deposits	666	823	2,074	2,737
Interest on borrowings	119	123	357	390
Total interest expense	785	946	2,431	3,127
Net interest income	4,889	5,039	14,674	14,891
Provision for loan losses	180	50	480	1,000
Net interest income after
provision for loan losses	4,709	4,989	14,194	13,891
Net investment gains (losses)	265	180	422	(28)
Change in fair value of investments	(147)	(665)	531	158
Impairment of other asset	(1,886)	—	(1,886)	—
Non-interest income:
Service charges on deposit accts	646	649	1,920	1,927
Commissions and fees on sales
of non-banking products	4,765	4,259	15,688	14,288
Other revenue from operations	723	757	1,888	1,793
Total non-interest income	6,134	5,665	19,496	18,008
Non-interest expense
Salaries and employee benefits	5,764	5,585	17,628	16,965
Equipment and net occupancy	1,168	1,162	3,503	3,580
Intangible amortization	83	96	256	295
Other costs of operations	1,981	1,981	6,023	5,698
Total non-interest expense	8,996	8,824	27,410	26,538
Income before income taxes	79	1,345	5,347	5,491
Income tax provision	14	389	1,382	1,426
Net income	$65	$956	$3,965	$4,065
Net income per common
share ( EPS – Basic )	$0.01	$0.14	$0.58	$0.58
Net income per common
share ( EPS – Diluted)	$0.01	$0.14	$0.58	$0.58
Cash dividends paid	$0.12	$0.12	$0.36	$0.36

	Third	Second	First	Fourth	Third
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2012	2012	2012	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,769	$3,760	$3,808	$3,867	$3,939
Interest and dividends
on investments	1,903	1,973	1,877	1,893	2,043
Interest on fed funds	2	7	6	4	3
Total interest income	5,674	5,740	5,691	5,764	5,985
Interest expense:
Interest on deposits	666	701	707	775	823
Interest on borrowings	119	119	119	121	123
Total interest expense	785	820	826	896	946
Net interest income	4,889	4,920	4,865	4,868	5,039
Provision for loan losses	180	150	150	50	50
Net interest income after
provision for loan losses	4,709	4,770	4,715	4,818	4,989
Net investment gains	265	60	97	86	180
Change in fair value of investments	(147)	241	436	40	(665)
Impairment of other asset	(1,886)	—	—	—	—
Non-interest income:
Service charges on deposit accts	646	642	632	660	649
Commissions and fees on sales
of non-banking products	4,765	5,420	5,503	5,134	4,259
Other revenue from operations	723	473	692	853	757
Total non-interest income	6,134	6,535	6,827	6,647	5,665
Non-interest expense
Salaries and employee benefits	5,764	5,830	6,034	6,100	5,585
Equipment and net occupancy	1,168	1,128	1,206	1,258	1,162
Intangible amortization	83	83	90	96	96
Other costs of operations	1,981	1,991	2,051	1,946	1,981
Total non-interest expense	8,996	9,032	9,381	9,400	8,824
Income before income taxes	79	2,574	2,694	2,191	1,345
Income tax provision	14	675	692	527	389
Net income	$65	$1,899	$2,002	$1,664	$956
Net income per common
share ( EPS – Basic )	$0.01	$0.28	$0.29	$0.24	$0.14
Net income per common
share ( EPS – Diluted)	$0.01	$0.28	$0.29	$0.24	$0.14
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
and Other Data	2012	2012	2012	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	0.04%	1.11%	1.20%	1.01%	0.58%
Return on average equity	0.29%	8.50%	9.03%	7.43%	4.20%
Return on average tangible equity	0.39%	11.77%	12.57%	10.31%	5.80%
Interest rate spread (2)	3.33%	3.23%	3.29%	3.31%	3.44%
Net interest margin (3)	3.41%	3.32%	3.38%	3.40%	3.54%
Efficiency ratio (4)	80.74%	78.12%	77.98%	80.80%	81.54%
Non-interest income to average assets	3.66%	3.80%	4.14%	4.03%	3.45%
Non-interest expense to average assets	5.37%	5.26%	5.55%	5.69%	5.38%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	115.88%	115.39%	114.91%	115.58%	116.04%
Average equity to average total assets	13.56%	13.00%	13.26%	13.56%	13.87%
Equity to total assets (end of period)	13.38%	13.37%	12.71%	13.25%	13.15%
Tangible equity to tangible assets	10.10%	10.08%	9.49%	9.86%	9.82%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.27%	0.67%	0.75%	0.79%	0.78%
Nonperforming loans to
total loans	0.25%	0.24%	0.58%	0.50%	0.59%
Net charge-offs to average loans	0.02%	0.22%	0.02%	0.09%	0.01%
Allowance for loan losses to
loans receivable	0.88%	0.85%	1.05%	1.02%	1.08%
Allowance for loan losses to
nonperforming loans	353.07%	351.97%	179.31%	201.81%	181.24%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	16.80%	16.57%	16.05%	15.62%	15.33%
Tier 1 capital
to risk weighted assets	16.16%	15.96%	15.32%	14.91%	14.57%
Tier 1 capital
to average assets	10.20%	9.86%	9.84%	9.62%	9.37%

1 -	Ratios are annualized where appropriate.
2 -	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 -	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 -	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains(losses) and changes in the fair value of trading securities.
5 -	Non-performing assets include non-performing loans and non-accrual trust preferred securities.